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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF AMTROL INC.

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
NAME OF SUBSIDIARY                                   PLACE OF INCORPORATION
------------------                                   ----------------------
AMTROL-ALFA Metalomecanica, S.A.                     Guimaraes, Portugal

AMTROL Asia Pacific Ltd.                             Hong Kong

AMTROL Canada Ltd.                                   Ontario, Canada

AMTROL Export Sales Inc.                             Barbados

AMTROL International Investments Inc.                Rhode Island

AMTROL Ltd.                                          Delaware

Water Soft Inc.                                      Rhode Island

AMTROL Holdings Portugal, SGPS, Unipessoal, Lda.     Guimaraes, Portugal

AMTROL Management International Inc.                 Rhode Island

AGI Holdings Inc.                                    Rhode Island

AMTROL Europe Ltd.                                   United Kingdom

AMTROL Holdings Netherlands B.V.                     Netherlands

AMTROL Holding GmbH                                  Donaueschingen, Germany

Honer Wassererwarmer Beteiligungs GmbH               Donaueschingen, Germany

Nova Wassererwarmer GmbH & Co. K.G.                  Donaueschingen, Germany
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